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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/27/2021

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

22 West Frontage Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On January 27, 2021, the Board of Directors (the “Board”) of Stepan Company (the “Company”) increased the size of the Board by one to a total of eight directors and elected Lorinda Burgess as a director. Ms. Burgess was elected to Class III of the Board. The next election of Class III directors will be at the 2022 annual meeting of the Company’s stockholders. The Board also appointed Ms. Burgess as a member of the Board’s Audit Committee, Compensation and Development Committee, Compliance Committee and Nominating and Corporate Governance Committee.

As a director, Ms. Burgess will participate in the Company’s standard non-employee director compensation arrangements described on pages 42-43 of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 20, 2020.

A copy of the press release announcing the election of Ms. Burgess to the Board is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release of Stepan Company dated January 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: January 27, 2021	By:	/s/ David G. Kabbes
David G. Kabbes
Vice President, General Counsel and Secretary